UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2025

Ultragenyx Pharmaceutical Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36276	27-2546083
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 Leveroni Court
Novato, California		94949
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 415 483-8800

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	RARE	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On August 18, 2025, Ultragenyx Pharmaceutical Inc. (the “Company”) issued a press release announcing the initiation of a rolling submission of a Biologics License Application (“BLA”) to the U.S. Food and Drug Administration (“FDA”) seeking approval for DTX401 AAV gene therapy as a treatment for Glycogen Storage Disease Type Ia (“GSDIa”). The Company has submitted the non-clinical and clinical modules to the FDA and plans to complete the full BLA including submission of the chemistry, manufacturing and controls (“CMC”) module in the fourth quarter of 2025.

The BLA for DTX401 includes the previously disclosed 96-week data from the randomized, placebo-controlled Phase 3 study that demonstrated patients had even greater reductions in total daily cornstarch at their last visit compared to baseline in both the ongoing DTX401 group (-60%) and the Crossover Placebo to DTX401 group (-64%) when compared to the 48-week data. It will also include updates to proactively respond to related FDA observations identified in the UX111 complete response letter in the CMC section and at the Company’s gene therapy manufacturing facilities.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of words such as, but not limited to, “anticipates,” “continue,” “will,” or other similar terms or expressions that concern the Company’s expectations, plans and intentions. Forward-looking statements include, without limitation, statements regarding the future operating results and financial performance, business plans and objectives for DTX401, expectations regarding the tolerability and safety of DTX401, expectations regarding the adequacy of clinical data to support the marketing application and approval of DTX401, the Company’s intent to file, and potential timing and success of, the marketing application and other regulatory approvals for DTX401, expectations regarding timing of BLA submission and receiving potential approval of DTX401, expectations regarding the prevalence of patients of DTX401, future regulatory interactions, expectations regarding the Company’s ability to resolve with the FDA the observations in the complete response letter, and the value to be generated by DTX401, and future clinical and regulatory developments for DTX401. Such risks and uncertainties include, among others, the uncertainty of clinical drug development and unpredictability and lengthy process for obtaining regulatory approvals, the ability of the Company to successfully develop DTX401, the Company’s ability to achieve its projected development goals in its expected timeframes, risks related to adverse side effects, risks related to reliance on third party partners to conduct certain activities on the Company’s behalf, the Company’s limited experience in operating its own manufacturing facility, the ability of the Company and its third party manufacturers to comply with regulatory requirements, smaller than anticipated market opportunities for the Company’s products and product candidates, manufacturing risks, competition from other therapies or products, and other matters that could affect sufficiency of existing cash, cash equivalents and short-term investments to fund operations, the Company’s future operating results and financial performance, the timing of clinical trial activities and reporting results from same, and the availability or commercial potential of the Company’s products and drug candidates. The Company undertakes no obligation to update or revise any forward-looking statements. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the Company in general, see the Company's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (SEC) on August 6, 2025, and its subsequent periodic reports filed with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ultragenyx Pharmaceutical Inc.

Date:	August 18, 2025	By:	/s/ Howard Horn
Howard Horn Executive Vice President, Chief Financial Officer, Corporate Strategy